Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

made by

ON SEMICONDUCTOR CORPORATION

and the other signatories hereto

in favor of

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent

Dated as of April 15, 2016

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5.11	Limitation on Liens on Collateral	32
5.12	Limitations on Dispositions of Collateral	32
5.13	Commercial Tort Claims	32
5.14	Certain Actions	33
5.15	Collateral in the Possession of a Bailee	33

SECTION 6.	REMEDIAL PROVISIONS	33
6.1	Certain Matters Relating to Receivables.	33
6.2	Communications with Obligors; Grantors Remain Liable.	34
6.3	Investment Property.	34
6.4	Proceeds to be Turned Over to Collateral Agent	36
6.5	Application of Proceeds	36
6.6	Code and Other Remedies	37
6.7	Registration Rights.	38
6.8	Deficiency	38
6.9	Intellectual Property	38

SECTION 7.	THE COLLATERAL AGENT	39
7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	39
7.2	Duty of Collateral Agent	41
7.3	Financing Statements	42
7.4	Authority, Immunities and Indemnities of Collateral Agent	42
7.5	Intellectual Property Filings	42

SECTION 8.	MISCELLANEOUS	43
8.1	Amendments in Writing	43
8.2	Notices	43
8.3	No Waiver by Course of Conduct; Cumulative Remedies	43
8.4	Enforcement Expenses; Indemnification.	43
8.5	Successors and Assigns	44
8.6	Set-Off	44
8.7	Counterparts	44
8.8	Severability	44
8.9	Section Headings	44
8.10	Integration	44
8.11	GOVERNING LAW	45
8.12	Submission To Jurisdiction; Waivers	45
8.13	Acknowledgements	45
8.14	Additional Grantors; Supplements to the GCA Disclosure Letter	46
8.15	Releases.	46
8.16	WAIVER OF JURY TRIAL	47
8.17	Secured Parties	47
8.18	Keepwell	47
8.19	Intercreditor Relations	48

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ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of Acknowledgement and Consent
Annex III-A	Form of Copyright Security Agreement
Annex III-B	Form of Patent Security Agreement
Annex III-C	Form of Trademark Security Agreement
Annex IV	Form of Pledge Supplement

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GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 15, 2016, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”), for the Secured Parties (as defined in the Credit Agreement referred to below).

RECITALS

A. Pursuant to the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ON SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), DBNY, as Administrative Agent and Collateral Agent, and DBNY and Bank of America, N.A., as Issuing Lenders (as defined therein), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

B. The Borrower is a member of an affiliated group of companies that includes each other Grantor on the Closing Date;

C. The proceeds of the extensions of credit under the Credit Agreement and, to the extent applicable, the financial accommodations under the Specified Hedge Agreements and the Specified Cash Management Agreements, will be used to enable the Borrower to fund in part the Acquisition Consideration, to effect the Refinancing, to pay Transaction Costs and to provide for general working capital, capital expenditures and other general corporate purposes of the Borrower and its Restricted Subsidiaries;

D. The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and, to the extent applicable, the providing of financial accommodation under the Specified Hedge Agreements and the Specified Cash Management Agreements;

E. The Agents, the Borrower and the Lenders have agreed that the proceeds of the Closing Date Term Loans will be held in the Escrow Account and the Escrow Account and Escrow Proceeds will be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Escrow Agreement;

F. It is a condition precedent to the obligation of the Term Lenders to make the Closing Date Term Loans that the Loan Parties on the Closing Date shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties; and

G. It is a condition precedent to (i) the release of the Escrow Property from the Escrow Account and (ii) the obligation of the Revolving Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement on the Acquisition Effective Date and, to the extent applicable, of the Qualified Counterparties to provide financial accommodation under the Specified Hedge Agreements and the Specified Cash Management Agreements, that each Loan Party that was not a Loan Party on the Closing Date shall have executed and delivered a joinder to this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and the Specified Cash Management Agreements and provide financial accommodation, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“Administrative Agent”: as defined in the preamble to this Agreement.

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Applicable Intercreditor Agreement”: any intercreditor agreement in effect at any given time among the Collateral Agent and any other Persons holding a valid and perfected security interest in the Common Collateral, which intercreditor agreement sets forth the relative rights of the Collateral Agent and such other Persons with respect to the Common Collateral.

“Authorized Collateral Agent”: at any time an Applicable Intercreditor Agreement is in effect, the agent authorized under such Applicable Intercreditor Agreement to act on behalf of all parties secured by the Common Collateral (which may, for the avoidance of doubt, be the Collateral Agent if so authorized under the Applicable Intercreditor Agreement) and, at any other time, the Collateral Agent.

“Borrower”: as defined in the recitals to this Agreement.

“Borrower Obligations”: the collective reference to the “Obligations” (as such term is defined in the Credit Agreement) of the Borrower.

“CEA”: the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CFTC”: the Commodity Futures Trading Commission.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Agent”: as defined in the preamble to this Agreement.

“Common Collateral”: at any time, any Collateral in which a Person (other than the Collateral Agent in its capacity as Collateral Agent) party to an Applicable Intercreditor Agreement (whether on its own behalf of other secured parties in the capacity of collateral agent, collateral trustee or similar capacity) holds a valid and perfected security interest at such time.

“Contracts”: all contracts, leases and other agreements entered into by any Grantor pursuant to which such Grantor has the right (i) to receive moneys due and to become due to it thereunder or in connection therewith, (ii) to damages arising thereunder and (iii) to perform and to exercise all remedies thereunder.

“Copyright Licenses”: with respect to any Grantor, all written agreements pursuant to which such Grantor grants or obtains any right with respect to any Copyright, including, without limitation, the rights to print, publish, copy, distribute, create derivative works, or otherwise exploit and sell copyrighted materials or materials derived from any Copyright, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Copyrights, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations, breaches or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.

“Copyright Security Agreement”: an agreement substantially in the form of Annex III-A hereto.

“Copyrights”: collectively, copyrights (whether registered or unregistered in the United States or any other country or any political subdivision thereof) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), including, without limitation, each registration identified on Schedule 6 of the GCA Disclosure Letter, together with any and all (i) registrations and applications therefor, (ii) rights and privileges arising under applicable Law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, dilutions, misappropriations, or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (vi) rights corresponding thereto throughout the world.

“Credit Agreement”: as defined in the preamble to this Agreement.

“Effective Date”: the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligibility Date”: with respect to each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to the applicable Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

“Eligible Contract Participant”: an “eligible contract participant” as defined in the CEA and regulations promulgated thereunder.

“Excluded Assets”: as defined in Section 3.

“Excluded Equity Interests”: collectively, all shares of stock, partnership interests, limited liability interests, and all other equity interests in (i) any Unrestricted Subsidiary, (ii) any Person (other than a Restricted Subsidiary that is a Wholly Owned Subsidiary or a Restricted Subsidiary controlled by the Borrower or any Restricted Subsidiary that is a Wholly Owned Subsidiary) to the extent a security interest granted thereon is not permitted by the terms of such Person’s organizational or joint venture documents and (iii) any Foreign Subsidiary (A) that is not a “first tier” Foreign Subsidiary or (B) which, when aggregated with all of the other interests in such Foreign Subsidiary pledged by the Grantors, would result in more than 65% of the Foreign Subsidiary Voting Stock being pledged to the Collateral Agent, for the benefit of the Secured Parties, under this Agreement and the other Loan Documents.

“Excluded Perfection Assets”: (i) Goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person, (ii) any Deposit Account, Security Account or Commodity Account of any Grantor to the extent “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) is required for perfection of any security interest therein, (iii) Letter-of-Credit Rights or Commercial Tort Claims except to the extent perfection can be obtained through the filing of Uniform Commercial Code financing statements, (iv) all Capital Stock in any Restricted Subsidiary organized under laws other than the laws of the United States, any state thereof or the District of Columbia, except to the extent that perfection can be obtained through the filing of Uniform Commercial Code financing statements or possession of a certificate evidencing such Capital Stock and (v) all unregistered Intellectual Property and all Intellectual Property that is not federally registered except to the extent perfection can be obtained through the filing of Uniform Commercial Code financing statements.

“Foreign Subsidiary Voting Stock”: the Voting Stock of any Foreign Subsidiary.

“Grantor”: as defined in the preamble to this Agreement.

“Guarantor Obligations”: with respect to any Subsidiary Guarantor, all obligations and liabilities of such Subsidiary Guarantor with respect to the Facilities which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document or Specified Hedge Agreement or Specified Cash Management Agreement to which such Subsidiary Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, reasonable and documented out-of-pocket attorney’s fees and legal expenses) as expressly provided for in the foregoing documents (including all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents or any Specified Hedge Agreement or any Specified Cash Management Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Intellectual Property”: the collective reference to Copyrights, Patents, Software, Trademarks and Trade Secrets.

“Intellectual Property Licenses”: the collective reference to the Copyright Licenses, Patent Licenses, Trademark Licenses, and Trade Secret Licenses.

“Intercompany Note”: any promissory note evidencing loans or other monetary obligations owing to any Grantor by any Group Member.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity Interests.

“Issuer”: each issuer of any Pledged Equity Interest; collectively, the “Issuers.”

“Margin Stock”: the meaning provided in Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Qualifying Party”: any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Eligibility Date of the applicable Swap.

“Patent License”: with respect to any Grantor, all written agreements pursuant to which such Grantor grants or obtains any right to any Patent (including those agreements listed on Schedule 6 of the GCA Disclosure Letter), including, without limitation, the right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Patents, together with any and all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations, breaches or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.

“Patent Security Agreement”: an agreement substantially in the form of Annex III-B hereto.

“Patents”: collectively, patents, patent applications, certificates of inventions, industrial designs (whether registered or unregistered in the United States or any other country or any political subdivision thereof), including, without limitation, each issued patent and patent application identified on Schedule 6 of the GCA Disclosure Letter, together with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, dilutions, misappropriations, or other violations thereof, (iv) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (v) rights corresponding thereto throughout the world.

“Pledged Alternative Equity Interests”: all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Notes, Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Excluded Equity Interests.

“Pledged Equity Interests”: all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests”: all interests owned directly by any Grantor in any limited liability company (including those listed on Schedule 2 of the GCA Disclosure Letter) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged LLC Interests include Excluded Equity Interests.

“Pledged Notes”: all promissory notes at any time issued to or owned, held or acquired by any Grantor including, without limitation, all Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2 of the GCA Disclosure Letter).

“Pledged Partnership Interests”: all interests owned directly by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership (including those listed on Schedule 2 of the GCA Disclosure Letter) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged Partnership Interests include Excluded Equity Interests.

“Pledged Stock”: all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2 of the GCA Disclosure Letter) at any time issued or granted to or owned, held or acquired by any Grantor, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books and records of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall Pledged Stock include Excluded Equity Interests.

“Possessory Collateral”: any Common Collateral in the possession of the Authorized Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, Certificated Securities, Negotiable Documents, Goods, Money, Instruments, and Tangible Chattel Paper, in each case, delivered to or in the possession of the Authorized Collateral Agent under the terms of any applicable security documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“PTO”: the United States Patent and Trademark Office and any substitute or successor agency.

“Qualified ECP Loan Party”: each Loan Party that on the Eligibility Date is (i) a corporation, partnership, proprietorship, organization, trust, or other entity (other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder) that has total assets exceeding $10,000,000, or (ii) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions and income from Investment Property and all collections thereon and payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Obligations”: the Borrower Obligations and the Guarantor Obligations.

“Securities Act”: the Securities Act of 1933, as amended.

“Software”: without limitation, “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York and computer programs that may be construed as included in the definition of “goods” in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and including any storage devices on which such items may be located.

“Swap”: any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the CEA.

“Trade Secret License”: with respect to any Grantor, any written agreement pursuant to which such Grantor grants or obtains any right to use any Trade Secret, including any of the foregoing agreements referred to in Schedule 6 of the GCA Disclosure Letter, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Trade Secrets, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations, breaches or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.

“Trade Secrets”: (i) all trade secrets, confidential information, know-how and processes, designs, inventions, invention disclosures, engineering or other technical data, financial data, procedures, designs personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, ideas, techniques, analyses, proposals, technology, and compilations, data, databases, and computer programs (whether in source code, object code, or other form) and all documentation (including, without limitation, user manuals and training materials) related thereto, and proprietary methodologies, algorithms, and information, and any other intangible rights, to the extent not covered by the definitions of Patents, Trademarks and Copyrights, whether registered or unregistered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present and future infringements, misappropriations, and other violations thereof, (iii) rights to sue or otherwise recover for past, present and future infringements, misappropriations, and other violations thereof and (iv) rights corresponding thereto throughout the world.

“Trademark License”: with respect to any Grantor, any written agreement pursuant to which such Grantor grants or obtains any right to use any Trademark (including those agreements listed on Schedule 6 of the GCA Disclosure Letter), and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements or Trademarks, together with all (i) amendments, modifications, renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present and future infringements, misappropriations, breaches or other violations with respect thereto and (iii) rights to sue for past, present and future infringements, misappropriations, breaches or violations thereof.

“Trademark Security Agreement”: an agreement substantially in the form of Annex III-C hereto.

“Trademarks”: collectively, all trademarks, service marks, certification marks, tradenames, corporate names, company names, business names, slogans, logos, trade dress, Internet domain names, and other source identifiers, whether registered or unregistered in the United States or any other country or any political subdivision thereof, including, without limitation, each registration and application identified on Schedule 6 of the GCA Disclosure Letter, together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable Law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present and future infringements, dilutions, misappropriations, or other violations thereof, (vi) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (vii) rights corresponding thereto throughout the world.

“UCC”: the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UETA”: the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

“Unasserted Contingent Obligations”: at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) Obligations in respect of the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligation and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit or contingent payments that may be payable upon termination of a Specified Hedge Agreement or a Specified Cash Management Agreement) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

“Voting Stock”: with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

1.2 Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(b) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(e) The expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean (i) the payment in full of such Obligation in cash in immediately available funds, (ii) with respect to Letters of Credit, either the deposit of cash collateral in an amount equal to 105% of the outstanding L/C Obligations or the delivery of a “backstop” Letter of Credit reasonably satisfactory to the applicable Issuing Lender in its sole discretion and (iii) with respect to obligations under any Specified Hedge Agreements or under any Specified Cash Management Agreements with any Qualified Counterparty, such obligations are secured by a collateral arrangement reasonably satisfactory to the Qualified Counterparty in its sole discretion, in each case, excluding Unasserted Contingent Obligations.

SECTION 2. GUARANTEE

2.1 Guarantee.

(a) Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of each and all of the Borrower Obligations.

(b) Each Subsidiary Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Borrower Obligations, including specifically all future increases in the outstanding amount of the Loans or Reimbursement Obligations under the Credit Agreement and other future increases in the Borrower Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents or other applicable documents governing such Borrower Obligations on the date hereof; provided, that (i) enforcement of such guarantee against such Subsidiary Guarantor will be limited as necessary to limit the recovery under such guarantee to the maximum amount which may be recovered without causing such enforcement or recovery to constitute a fraudulent transfer or fraudulent conveyance under any applicable Law, including any applicable federal or state fraudulent transfer or fraudulent conveyance law (after giving effect, to the fullest extent permitted by Law, to the reimbursement and contribution rights set forth in Section 2.2) and (ii) to the fullest extent permitted by applicable Law, the foregoing clause (i) shall be for the benefit solely of creditors and representatives of creditors of each

Subsidiary Guarantor and not for the benefit of such Subsidiary Guarantor or the holders of any Capital Stock in such Subsidiary Guarantor. For the avoidance of doubt, the application of the provisions of this Section 2.1(b) or any similar provisions in any other Loan Document: (x) is automatic to the extent applicable, (y) is not an amendment or modification of this Agreement, any other Loan Document or any other applicable document governing Borrower Obligations and (z) does not require the consent or approval of any Person.

(c) The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Borrower Obligations and the obligations of each Subsidiary Guarantor under the guarantee contained in this Section 2.1 have been paid in full, no Letter of Credit is outstanding and all Commitments to extend credit under the Credit Agreement have terminated, notwithstanding that from time to time during the term of the Credit Agreement the amount of Borrower Obligations may be zero, (ii) unless released pursuant to Section 8.15, shall survive the repayment of the Loans and Reimbursement Obligations under the Credit Agreement, the termination of Commitments to extend credit under the Credit Agreement, and the release of the Collateral and remain enforceable as to all Borrower Obligations that survive such repayment, termination and release and (iii) shall be released when and as set forth in Section 8.15.

(d) No payment made by the Borrower, any of the Subsidiary Guarantors or any other Person or received or collected by any Secured Party from the Borrower, any of the Subsidiary Guarantors or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder in respect of any other Borrower Obligations then outstanding or thereafter incurred.

2.2 Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Borrower Obligations by any Grantor or is received or collected on account of the Borrower Obligations from any Grantor or its property:

(a) If such payment is made by the Borrower or from its property or if any payment is made by the Borrower or from its property in satisfaction of the reimbursement right of any Subsidiary Guarantor set forth in Section 2.2(c), the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b) If such payment is made by a Subsidiary Guarantor or from its property, such Subsidiary Guarantor shall be entitled, subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations), discharge of all Letters of Credit and termination of all Commitments to extend credit under the Loan Documents, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Subsidiary Guarantor which has not paid its Fair Share (as defined below) of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Subsidiary Guarantor pays its Fair Share of the unreimbursed portion of such payment. For this Section 2.2(b), the Fair Share of each Subsidiary Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Subsidiary Guarantors based on the relative value of their assets (net of their liabilities, other than Secured Obligations) and any other equitable considerations deemed appropriate by the court.

(c) If and whenever any right of reimbursement or contribution becomes enforceable by any Subsidiary Guarantor against any Grantor under Section 2.2(b), such Subsidiary Guarantor shall be entitled (subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations), discharge of all Letters of Credit and termination of all Commitments) to extend credit under the Loan Documents to be subrogated (equally and ratably with all other Subsidiary Guarantors entitled to reimbursement or contribution from any other Grantor under Section 2.2(b)) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement. To the fullest extent permitted under applicable Law, such right of subrogation shall be enforceable solely against the Borrower and the Subsidiary Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded in writing by any Subsidiary Guarantor, then (subject to and upon payment in full of all outstanding Secured Obligations (other than Unasserted Contingent Obligations), discharge of all Letters of Credit and termination of all Commitments to extend credit under the Loan Documents) the Administrative Agent shall deliver to the Subsidiary Guarantors making such demand, or to a representative of such Subsidiary Guarantors or of the Subsidiary Guarantors generally, an instrument reasonably satisfactory to the Administrative Agent and to such Subsidiary Guarantor transferring, on a quitclaim basis without (to the fullest extent permitted under applicable Law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Subsidiary Guarantor as to any payment on account of the Secured Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Secured Obligations. Until payment in full of the Secured Obligations, discharge of all Letters of Credit and termination of all Commitments to extend credit under the Loan Documents, no Subsidiary Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Subsidiary Guarantor, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Secured Obligations in accordance with Section 6.5. If any such payment or distribution is received by any Subsidiary Guarantor, it shall be held by such Subsidiary Guarantor in trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Subsidiary Guarantor to the Administrative Agent, substantially in the form received and, if necessary, duly endorsed.

(e) The obligations of the Subsidiary Guarantors under the Loan Documents and any Specified Hedge Agreements and any Specified Cash Management Agreements, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable Law, the invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Subsidiary Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable Law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f) Each Subsidiary Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable Law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3 Amendments, etc. with respect to the Borrower Obligations. To the fullest extent permitted by applicable Law, each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that (a) without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued; (b) the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party; (c) the Credit Agreement and the other Loan Documents, any Specified Hedge Agreement, any Specified Cash Management Agreement and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented, replaced, refinanced, otherwise modified or terminated, in whole or in part, as the Administrative Agent (or the requisite Secured Parties) may deem reasonably advisable from time to time or as permitted by, as applicable, the Credit Agreement, such other Loan Document, such Specified Hedge Agreement, such Specified Cash Management Agreement or such other document; and (d) any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable Law.

2.4 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable Law, each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2. The Borrower Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. All dealings between the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable Law, each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Subsidiary Guarantors with respect to the Borrower Obligations. Each Subsidiary Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable Law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any Specified Hedge Agreement, any Specified Cash Management Agreement any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations or of such Subsidiary Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of any Secured Party against any Subsidiary Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Reinstatement. The guarantee contained in this Section 2 shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Borrower Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable Law, be effective as fully as if such payment had not been made.

2.6 Payments. Each Subsidiary Guarantor hereby agrees to pay all amounts due and payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles;

(g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h) all Instruments;

(i) all Intellectual Property;

(j) all Investment Property;

(k) all Money;

(l) all Capital Stock;

(m) all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described on Schedule 8 of the Disclosure Letter;

(n) all Letter-of-Credit Rights;

(o) all other personal property not otherwise described above;

(p) all Supporting Obligations and products of any and all of the foregoing and all Guarantee Obligations, Liens and claims supporting, securing or in any respect relating to any of the foregoing;

(q) all books and records (regardless of medium) pertaining to any of the foregoing; and

(r) all Proceeds of any of the foregoing;

provided, that (i) this Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest (A) is prohibited by any Requirement of Law, (B) requires a filing with or consent from any Governmental Authority pursuant to any Requirement of Law that has not been made or obtained or is in any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition), (C) constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any lease, license or other agreement or any purchase money security interest or similar arrangement, except to the extent that the provisions of any such lease, license or other agreement or purchase money security interest or similar arrangement is ineffective under applicable Law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York

UCC to prevent the attachment of the security interest granted hereunder, (D) is in any United States Trademark applications filed on the basis of a Grantor’s intent-to-use such mark, in each case, unless and until evidence of the use of such Trademark in interstate commerce is submitted to the PTO, but only if and to the extent that the granting of a security interest in such application would result in the invalidation of such application, provided, that to the extent such application is excluded from the Collateral, upon the submission of evidence of use of such Trademark to the PTO, such Trademark application shall automatically be included in the Collateral, without further action on any party’s part, (E) is in Capital Stock which is specifically excluded from the definition of Pledged Stock, Pledged Alternative Equity Interests, Pledged LLC Interests or Pledged Partnership Interests by virtue of a proviso to the respective definition thereof or is an Excluded Equity Interest, (F) is in motor vehicles or other assets subject to certificate of title to the extent that a security interest therein cannot be perfected by the filing of a UCC-1 financing statement, (G) is in any Margin Stock, (H) is in any Collateral owned by the Target or its Subsidiaries until such time as the Target is a Wholly Owned Subsidiary of the Borrower, (I) is in any assets as to which Administrative Agent shall determine that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the value to the Lenders of the security to be afforded thereby, (J) any payroll accounts, employee wage and benefit accounts, tax accounts, escrow accounts (except the Escrow Account as provided under the Escrow Agreement) or fiduciary or trust accounts, (K) is in any assets to the extent a security interest in such assets would result in material adverse consequences to the Grantors with respect to Taxes, as reasonably determined by the Borrower and the Administrative Agent in good faith or (L) other customary exclusions under applicable local law or in applicable local jurisdictions as may be mutually agreed by the Administrative Agent and the Borrower (the foregoing described in clauses (A) through (L) are, collectively, the “Excluded Assets”) and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in this clause (i) ceases to exist and (C) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in this clause (i).

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to each Secured Party that:

4.1 Representations in Credit Agreement. In the case of each Subsidiary Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Subsidiary Guarantor or to the Loan Documents to which such Subsidiary Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that on the Closing Date, such Grantor hereby represents and warrants to each Secured Party only with respect to the Specified Representations; provided, further, that each reference in each such representation and warranty to the Borrower’s or any Loan Party’s knowledge shall, for the purposes of this Section 4.1, be deemed a reference to such Subsidiary Guarantor’s knowledge.

4.2 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents and the Liens permitted to exist on such Grantor’s Collateral by the Loan Documents, such Grantor owns each item of Collateral material to its business, in all material respects, granted by it free and clear of any Liens (other than Liens permitted by Section 8.3 of the Credit Agreement). No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents or in respect of Liens that are permitted by the Loan Documents or that are otherwise permitted by Section 8.3 of the Credit Agreement or for which termination statements authorized by the appropriate parties will be filed on or about the Closing Date.

4.3 Perfected First Priority Liens.

(a) Subject, in the case of any Pledged Equity Interests of Foreign Subsidiaries, to any requirements under foreign law, the security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 4 of the GCA Disclosure Letter (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, where required, duly executed form), will constitute valid perfected security interests in all of the Collateral (except for Excluded Perfection Assets) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) against all creditors of such Grantor and are and will be prior to all other Liens on such Collateral, except for Liens which have priority as permitted by the Credit Agreement, the Loan Documents, any Applicable Intercreditor Agreement or by operation of law. Without limiting the foregoing and except as otherwise permitted or provided in Section 5 hereof, and subject to Section 7.2, each Grantor has taken all actions necessary or desirable to: (i) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Capital Stock of Restricted Subsidiaries required to be pledged hereunder constituting Certificated Securities or Uncertificated Securities (each as defined in the UCC), (ii) establish the Collateral Agent’s “control” (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper of such Grantor and (iii) establish the Collateral Agent’s “control” (as defined in UETA) over all “transferable records” (as defined in UETA) of such Grantor.

(b) Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the transfer of any Pledged Equity Interests or Investment Property to the Authorized Collateral Agent or its designees upon the occurrence and during the continuance of an Event of Default and to the substitution of the Authorized Collateral Agent or its designees or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.

4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, organizational identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3 of the GCA Disclosure Letter. On the date hereof, such Grantor is organized solely under the laws of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3 of the GCA Disclosure Letter, the jurisdiction of such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed. On the date hereof such Grantor has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under any security agreement entered into by another person, except (a) agreements which have been terminated on or prior to the date hereof or are no longer effective or (b) agreements in respect of Liens permitted by the Credit Agreement. Such Grantor has furnished to the Collateral Agent its Organizational Documents as in effect as of a date which is recent to the date hereof and good standing certificate as of a date which is recent to the date hereof.

4.5 Inventory and Equipment.

(a) On the date hereof, Schedule 5 of the GCA Disclosure Letter sets forth all locations where any Inventory and Equipment (other than goods in transit, goods being repaired by a third party or goods that do not have a material value) are kept.

(b) Except as specifically indicated on Schedule 5 of the GCA Disclosure Letter, as of the date hereof, none of the Inventory or Equipment of such Grantor is in possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or in the possession of a bailee or a warehouseman other than goods that do not have, individually or in the aggregate, a material value.

4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7 Investment Related Property.

(a) Schedule 2 of the GCA Disclosure Letter (as such Schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests”, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests, respectively, owned by any Grantor, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 of the GCA Disclosure Letter (as such Schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Grantor and all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and Schedule 2 of the GCA Disclosure Letter includes all of the issued and outstanding inter-company indebtedness evidenced by an instrument owing to such Grantor that is required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof and the other Loan Documents.

(b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Capital Stock in each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% (or such lesser percentage owned by such Grantor) of the outstanding first tier Foreign Subsidiary Voting Stock of each relevant Issuer.

(c) All the shares of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.

(d) Except as otherwise agreed by the Collateral Agent, the terms of any Pledged LLC Interests and Pledged Partnership Interests either (i) expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in any jurisdiction, including, without limitation, the “issuer’s jurisdiction” (as such term in defined in the UCC in effect in such jurisdiction) of each Issuer thereof, or (ii) (A) are not traded on securities exchanges or in securities markets, (B) are not “investment company securities” (as defined in Section 8-103(b) of the New York UCC and (C) do not provide, in the related operating or partnership agreement, as applicable, certificates, if any, representing such Pledged LLC Interests or Pledged Partnership Interests, as applicable, or otherwise that they are securities governed by the Uniform Commercial Code of any jurisdiction.

(e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity Interests pledged by it hereunder in all material respects, free of any Liens, except Liens permitted by Section 8.3 of the Credit Agreement and, as of the date hereof, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests, other than as set forth on Schedule 5.15(b) of the Disclosure Letter.

4.8 Receivables. (a) (a) No amount payable to such Grantor under or in connection with any Receivables in excess of $2,500,000 in the aggregate is evidenced by any Instrument or Chattel Paper which has not been delivered to the Authorized Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the “control” (within the meaning of Section 9-105 of the UCC) of the Authorized Collateral Agent.

(b) As of the date hereof, none of the obligors on any Receivables in excess of $2,500,000 in the aggregate is a Governmental Authority, other than as set forth on Schedule 10 of the GCA Disclosure Letter.

(c) The amounts represented by such Grantor to the Collateral Agent or the other Secured Parties from time to time as owing to such Grantor in respect of such Grantor’s Receivables will at such time be the correct amount, in all material respects, actually owing thereunder.

4.9 Intellectual Property.

(a) As of the date hereof, Part I of Schedule 6 of the GCA Disclosure Letter sets forth a true and accurate list of all (i) United States and foreign registrations of and applications for Patents (other than those patents listed on Part II and Part III of Schedule 6 of the GCA Disclosure Letter, as described in clause (b)), Trademarks, and Copyrights owned by any Grantor and (ii) material Intellectual Property Licenses pursuant to which any Grantor grants an exclusive license to any other Person, other than licenses granted to a Group Member or licenses for “off-the-shelf” shrink-wrap or click-wrap computer software. Each Grantor owns, is licensed to use or otherwise has the right to use, all Intellectual Property that it uses in connection with its business.

(b) As of the date hereof, Part II of Schedule 6 of the GCA Disclosure Letter sets forth a true and accurate list of all United States Patents owned by any Grantor that such Grantor intends to sell as part of the transactions that have been described prior to the Closing Date to the Collateral Agent.

(c) As of the date hereof, Part III of Schedule 6 of the GCA Disclosure Letter sets forth a true and accurate list of all Patents owned by any Grantor that may be used in the litigation matter specified on such Schedule (the “Litigation”).

(d) With respect to all Intellectual Property listed on Schedule 6 of the GCA Disclosure Letter that is owned by a Grantor, such Grantor is (i) in the case of sole ownership by the Grantor, the owner of the entire right, title, and interest in and to such Intellectual Property or (ii) in the case of joint ownership by the Grantor, the owner of a partial right, title and interest in and to such Intellectual Property, in each case free and clear of all Liens (other than Liens permitted by the Loan Documents and licenses granted in the ordinary course of business (including in connection with the sale or provision by Group Members of products or services)).

(e) All registrations and applications for Copyrights, Patents and Trademarks included in the Collateral are standing in the name of a Grantor and are subsisting, valid, enforceable, and in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.

(f) Such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property included in the Collateral in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect.

(g) Each Grantor warrants that it has no knowledge of any third party claim that alleges that any aspect of such Grantor’s present or contemplated business operations may infringe or misappropriate any Intellectual Property of any other Person.

(h) Except as set forth in Schedule 6 of the GCA Disclosure Letter, no holding, decision, or judgment has been rendered in any action or proceeding before any court, administrative or other governmental authority, challenging the validity or enforceability of any Intellectual Property included in the Collateral, or such Grantor’s right to register, own or use such Intellectual Property, and no such action or proceeding is pending or, to the Grantors’ knowledge, threatened, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(i) Such Grantor is not a party to or otherwise bound by any settlement or consent agreement, covenant not to sue, non-assertion assurance, release or other similar agreement, in each case, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) With respect to each Copyright License, Trademark License, Patent License, and Trade Secret License: (i) such agreement is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any written notice of termination or cancellation under such license; (iii) such Grantor has not received any written notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or otherwise permit termination, modification or acceleration under such agreement, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

(k) Such Grantor has taken commercially reasonable steps to protect (i) the confidentiality of its material Trade Secrets and material confidential information and (ii) its interest in its Intellectual Property owned by such Grantor.

4.10 Letter-of-Credit Rights. As of the date hereof, such Grantor is not a beneficiary or assignee under any letter of credit other than the letters of credit described on Schedule 7 of the GCA Disclosure Letter.

4.11 Commercial Tort Claims. As of the date hereof, such Grantor has no Commercial Tort Claims in excess of $500,000 individually or $1,000,000 in the aggregate in value other than those described on Schedule 8 of the GCA Disclosure Letter.

4.12 Trade Names; Etc. Such Grantor does not have or operate in any jurisdiction under, and in the preceding five (5) years has not had or operated in any jurisdiction under, any trade name, fictitious names or other names except its legal name as specified in Schedule 3 of the GCA Disclosure Letter and trade or fictitious names are listed on Schedule 9 of the GCA Disclosure Letter for such Grantor.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15, in each case, subject (to the extent applicable) to any Applicable Intercreditor Agreement:

5.1 Covenants in Credit Agreement. Subject to Section 12 of the Credit Agreement, such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Credit Agreement pertaining to actions to be taken, or not taken, by such Grantor will result.

5.2	Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights.

(a) If any of the Collateral of such Grantor (other than cash or Cash Equivalents) is or shall become evidenced or represented by any Certificated Security, Instrument, Negotiable Document or Tangible Chattel Paper, in each case having a face amount of $1,000,000 in any instance or $2,500,000 in the aggregate, upon the request of the Collateral Agent, such Instrument, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Authorized Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Authorized Collateral Agent, to be held as Collateral pursuant to this Agreement; provided that all of such property owned by any Grantor as of the Closing Date shall be deemed to have been requested by the Collateral Agent and shall be delivered to the Collateral Agent on the Closing Date.

(b) If any of the Collateral of such Grantor (other than cash or Cash Equivalents) is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall promptly notify the Collateral Agent thereof, and upon the reasonable request of the Collateral Agent, cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly (but in any event within thirty (30) days of such request) agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be substantially in the form of Annex II. This subsection (b) shall not apply to Uncertificated Securities having a value of less than $1,000,000 individually or $2,500,000 in the aggregate.

(c) In the case of any Letter-of-Credit Rights in any letter of credit that is Collateral of such Grantor exceeding $1,000,000 individually or $2,500,000 in the aggregate in value, such Grantor shall promptly notify the Collateral Agent thereof. No Grantor will consent to any person having “control” (within the meaning of Section 9-107 of the UCC) over, or any other interest in, any Letter-of-Credit Rights which such Grantor has an interest, other than the Authorized Collateral Agent.

5.3 Maintenance of Insurance.

(a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance policies (i) insuring the Collateral in at least such amounts and against at least such risks consistent with past practices of such Grantor, or other risks as may be required by the Credit Agreement and (ii) naming the Collateral Agent (A) as an “additional insured party for the benefit of the Secured Parties” in the case of liability insurance policies or (B) as “lender loss payee for the benefit of the Secured Parties” in the case of casualty and property insurance policies.

(b) As of the Closing Date, all such insurance shall provide that no cancellation shall be effective until at least ten (10) Business Days after written notice thereof by such Grantor to the Collateral Agent, provided that, as promptly as possible after July 31, 2016 and thereafter, all such insurance shall provide that no cancellations shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof; and each Grantor will use commercially reasonable efforts to cause such insurance to include a breach of warranty clause, if reasonably requested by the Collateral Agent in writing.

(c) For the avoidance of doubt, this Section is subject to the provisions of Section 7.9(f) of the Credit Agreement.

5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes and other assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except in each case, as could not reasonably be expected to result in a Material Adverse Effect.

5.5 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having the perfection and priority described in Section 4.3(a) and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents, including such Grantor’s rights to dispose of the Collateral.

(b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor in reasonable detail and such other reports in connection therewith, in each case, as the Collateral Agent may reasonably request.

(c) Such Grantor shall give to the Collateral Agent and the other Secured Parties, if accompanied by the Collateral Agent, upon reasonable prior notice, access during normal business hours to all of its books, correspondence and records and the Collateral Agent and the other Secured Parties and their respective representatives may examine, inspect or audit the same and take extracts therefrom and make photocopies thereof, at such Grantor’s reasonable cost and expense; provided that unless an Event of Default has occurred or is continuing, only one (1) such visit in any calendar year shall be at the Grantors’ collective expense. The Collateral Agent and the other Secured Parties, if accompanied by the Collateral Agent, and their respective representatives shall, upon reasonable prior notice, during normal business hours and subject to the rights of any third party landlords, also have the right to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of examining, inspecting or auditing the same, or otherwise protecting their interests therein.

(d) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents, including, without limitation, a completed pledge supplement, substantially in the form of Annex IV attached hereto, and take such further actions as the Collateral Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Collateral Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon not less than ten (10) Business Days’ prior written notice to the Collateral Agent (or such shorter amount of time reasonably acceptable to the Collateral Agent) and delivery to the Collateral Agent of (a) all additional financing statements and other documents (executed where appropriate) reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 of the GCA Disclosure Letter showing any additional location at which Inventory or Equipment shall be kept:

(i) change its jurisdiction of organization or the location of its chief executive office from that referred to in Section 4.4; or

(ii) change its (x) name or (y) identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

5.7 Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Loan Documents) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of any Pledged Equity Interests, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Authorized Collateral Agent substantially in the form received, duly indorsed by such Grantor to the Authorized Collateral Agent, if required, together with an undated stock power or equivalent covering such certificate duly executed in blank by such Grantor, to be held by the Authorized Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided, that in no event shall such Grantor be required to pledge any Excluded Equity Interests. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be held by the applicable Grantor hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Authorized Collateral Agent, to the extent provided hereunder, be delivered to the Authorized Collateral Agent to be held by it as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall hold such money in accordance with the Credit Agreement and the other Loan Documents.

(b) Without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed), such Grantor will not, except as permitted by the Credit Agreement or the other Loan Documents or except in connection with a transaction that will not become effective until the Indebtedness evidenced by the Credit Agreement is paid in full or Required Lenders otherwise consent, (i) vote to enable, or take any other action to permit, any Issuer of Pledged Stock to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens permitted by the Loan Documents or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Grantor that is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property (that constitutes Collateral hereunder) issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) it will take all actions required or reasonably requested by the Collateral Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property issued by it.

(d) Such Grantor covenants and agrees that, without the prior written consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed), it will not agree to any election by any limited liability company or partnership, as applicable, to treat the Pledged LLC Interests or Pledged Partnership Interests, as applicable, as securities governed by the UCC and in any event will promptly notify the Collateral Agent in writing if the representation set forth in Section 4.7(c) becomes untrue for any reason and, in such event, take such action as the Collateral Agent may reasonably request in order to establish the Collateral Agent’s “control” (within the meaning of Section 8-106 of the UCC) over such Pledged LLC Interests or Pledged Partnership Interests, as applicable.

5.9 Receivables. Upon the occurrence and during the continuance of an Event of Default, after such Grantor receives notice from the Collateral Agent pursuant to this Section 5.9, such Grantor will not, except in the ordinary course of business or in a manner consistent with commercially reasonable business judgment, (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that would materially and adversely affect the value thereof.

5.10 Intellectual Property. (a) On a continuing basis, each Grantor shall, at its sole cost and expense:

(i) promptly following its knowledge thereof, notify the Collateral Agent of (A) the institution of any proceeding in any court, administrative or other governmental body or in the PTO or the United States Copyright Office or any foreign counterpart, or any adverse determination in any such proceeding (but not with respect to routine and immaterial office actions or other similar determinations in the ordinary course of prosecution before the PTO or the United States Copyright Office or any foreign counterpart), regarding the validity or enforceability of any Intellectual Property included in the Collateral, or such Grantor’s right to register, own or use such Intellectual Property; or (B) any events which may reasonably be expected, individually or in the aggregate, to materially and adversely affect the value of any material Intellectual Property included in the Collateral or the rights and remedies of the Collateral Agent in relation thereto, except to the extent that any such event or matter described in (A) or (B) could not reasonably be expected to have a Material Adverse Effect;

(ii) not take any act or omit to take any act whereby any material Intellectual Property included in the Collateral may be abandoned, forfeited, dedicated to the public, invalidated, lapse or materially impaired in any way other than in the ordinary course of business or as consistent with such Grantor’s past practice in all material respects;

(iii) take commercially reasonable actions to protect against and prosecute infringements, dilutions, misappropriations, and other violations of Intellectual Property included in the Collateral (including, without limitation, commencement of a suit), and not settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property, except as shall be consistent with commercially reasonable business judgment or in a manner that would not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect;

(iv) not grant any exclusive license to any other Person of any material Intellectual Property included in the Collateral that would materially detract from the value of the Collateral or materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries, other than in the ordinary course of business or as expressly permitted by the Credit Agreement and the other Loan Documents;

(v) use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in connection with any Trademarks material to the business of the Grantors taken as a whole;

(vi) adequately control the quality of goods and services offered by any licensees of its Trademarks to maintain such standards in all material respects;

(vii) take commercially reasonable steps to protect the secrecy of all of its material Trade Secrets; and

(viii) not deliver, license or make available the source code for any software included in the Collateral to any Person who is not an employee of Grantor, and not subject any software included in the Collateral to the terms of any “open source” or other similar license that provides for any source code of such software to be disclosed, licensed, publicly distributed, or dedicated to the public, except as could not reasonably be expected to have a Material Adverse Effect.

(b) Except as provided in clauses (c) and (d) below, to the extent it owns any Intellectual Property, each Grantor agrees to execute a Copyright Security Agreement in substantially the form of Annex III-A, a Patent Security Agreement in substantially the form of Annex III-B and/or a Trademark Security Agreement in substantially the form of Annex III-C, as applicable, in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the PTO and the United States Copyright Office, as applicable. Each such Grantor shall deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded with the PTO or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers which the Collateral Agent may reasonably request to evidence, create, record, preserve, protect or perfect the Collateral Agent’s security interest in any Intellectual Property included in the Collateral.

(c) The Patents listed on Part II of Schedule 6 of the GCA Disclosure Letter shall not be subject to a Patent Security Agreement pending consummation of the sale of such Patents as set forth in Section 4.9(b); provided, however, that to the extent such sale is not consummated within thirty (30) days after the Closing Date, each Grantor owning a Patent listed on Part II of Schedule 6 of the GCA Disclosure Letter shall execute a Patent Security Agreement substantially in the form of Annex III-B in order to record the security interest in such Patents granted in favor of the Collateral Agent for the benefit of the Secured Parties with the PTO. Each such Grantor shall deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded with the PTO any and all agreements, instruments, documents, and papers which the Collateral Agent may reasonably request to evidence, create, record, preserve, protect or perfect the Collateral Agent’s security interest in such Patents.

(d) The Patents listed on Part III of Schedule 6 of the GCA Disclosure Letter shall not be subject to a Patent Security Agreement until the Collateral Agent has received a Compliance Certificate, substantially in the form of Exhibit B to the Credit Agreement, that states that the Litigation has reached a settlement or judgment as determined by a final and nonappealable decision of a court of competent jurisdiction. Concurrently with the delivery of such Compliance Certificate, the applicable Grantors shall execute a Patent Security Agreement substantially in the form of Annex III-B in order to record the security interest in such Patents granted in favor of the Collateral Agent for the benefit of the Secured Parties with the PTO. Each such Grantor shall deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded with the PTO any and all agreements, instruments, documents, and papers which the Collateral Agent may reasonably request to evidence, create, record, preserve, protect or perfect the Collateral Agent’s security interest in such Patents.

(e) If any Grantor shall, at any time after the date hereof, obtain any ownership or other rights in and to any additional Intellectual Property, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property shall automatically constitute Collateral and shall be subject to the security interest created by this Agreement, without further action by any party (except as expressly set forth in Section 3 hereof), it being understood that, notwithstanding anything herein to the contrary, no Intellectual Property filings will be made other than filings with the PTO or the United States Copyright Office or UCC financing statements filed in a jurisdiction in the United States. Further, each Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule 6 of the GCA Disclosure Letter to include any applications or registrations for Intellectual Property included in the Collateral (but the failure to so modify such Schedules to the GCA Disclosure Letter shall not be deemed to affect the Collateral Agent’s security interest in or lien upon such Intellectual Property). Concurrently with the delivery of any financial statements pursuant to Section 7.1 of the Credit Agreement, each Grantor will provide a listing of any Intellectual Property which is the subject of a federal registration or federal application (including Intellectual Property included in the Collateral which was theretofore unregistered and becomes the subject of a federal registration or federal application) acquired by such Grantor since the date of the most recent list delivered pursuant to this Section 5.10(e) (or, in the case of the first such list so delivered, since the Acquisition Effective Date), through the last day of the period covered by the applicable financial statements and in any event, without undue delay, will deliver to the Collateral Agent at such Grantor’s expense a copy of such additional application or registration of Intellectual Property, as applicable, and a grant of a security interest in such Intellectual Property and confirmatory notice of the same in the form of Annex III-A hereto in the case of Copyrights, Annex III-B hereto in the case of Patents, and Annex III-C hereto in the case of Trademarks.

5.11 Limitation on Liens on Collateral. Such Grantor shall not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Liens permitted pursuant to the Credit Agreement and the other Loan Documents, and will defend the right, title and interest of the Collateral Agent and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever.

5.12 Limitations on Dispositions of Collateral. Such Grantor shall not sell, transfer, lease or otherwise dispose of any of the Collateral, except as permitted pursuant to the Credit Agreement and the other Loan Documents.

5.13 Commercial Tort Claims. With respect to any Commercial Tort Claim in excess of $500,000 individually or related Commercial Tort Claims in excess of $1,000,000 in the aggregate in value, it shall deliver to the Collateral Agent a completed pledge supplement, substantially in the form of Annex IV attached hereto.

5.14 Certain Actions. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (a) no Grantor shall be required to enter into any security agreement governed under foreign law or complete any filings or take any other actions in any foreign jurisdiction or required by foreign law to create any security interest in Collateral located or titled outside the United States or to perfect or make enforceable any security interest in any foreign jurisdiction or required by foreign law; (b) no Grantor shall be required to enter into any control agreement with respect to any Deposit Account, Securities Account or Commodities Account; (c) no notices shall be required to be sent to account debtors or other contractual third-parties unless an Event of Default has occurred and is continuing; and (d) no perfection (except to the extent perfected through the filing of Uniform Commercial Code financing statements) shall be required with respect to Letter-of-Credit Right or Commercial Tort Claims.

5.15 Collateral in the Possession of a Bailee. If such Grantor’s Inventory or other Goods are at any time in the possession of a bailee, other than (a) at a location set forth on Schedule 5 of the GCA Disclosure Letter or (b) in transit in the ordinary course of business, and the fair market value of such Inventory or Goods in the possession of such bailee exceeds $2,500,000, such Grantor shall promptly notify the Collateral Agent thereof. The Collateral Agent agrees with such Grantor that the Collateral Agent shall not give any notice to any such bailee holding all or any portion of such Inventory or other Goods that such bailee is holding such Inventory or other Goods as the agent and bailee of, and as pledge holder for, the Collateral Agent unless an Event of Default has occurred and is continuing.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables.

(a) Upon the Collateral Agent’s reasonable request (but not more often than quarterly) and at the expense of the relevant Grantor, such Grantor shall furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, its material Receivables.

(b) Each Grantor has the sole authority to collect such Grantor’s Receivables prior to the occurrence and continuance of an Event of Default. At any time upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may curtail or terminate such Grantor’s authority upon delivery of written notice to such Grantor. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, subject (to the extent applicable) to any Applicable Intercreditor Agreement, (i) shall be forthwith (and, in any event, within three (3) Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5 and (ii) until so turned over, shall be held by such Grantor for the

Collateral Agent and the Secured Parties. Upon the written request of the Collateral Agent, such Grantor shall deliver to the Collateral Agent a report identifying in reasonable detail the nature and source of the payments included in any such deposit.

(c) Upon the occurrence and during the continuance of an Event of Default, upon the written request of the Collateral Agent, subject (to the extent applicable) to any Applicable Intercreditor Agreement, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify to the Collateral Agent’s reasonable satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and each Grantor at the request of the Collateral Agent shall) notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables and Contracts to observe and perform in all material respects the conditions and obligations to be observed and performed by it thereunder, in accordance with the terms of any written agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Investment Property.

(a) Unless an Event of Default has occurred and is continuing and the Collateral Agent has given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor may receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Credit Agreement or the other Loan Documents) which would reasonably be expected to impair the Collateral or the Collateral Agent’s security interest therein or result in any violation of any provision of any Loan Document.

(b) If an Event of Default shall occur and be continuing and the Authorized Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Authorized Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and shall make application thereof to the Secured Obligations in the order set forth in Section 6.5 and (ii) any or all of the Investment Property shall be registered in the name of the Authorized Collateral Agent or its nominee, and the Authorized Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Authorized Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Authorized Collateral Agent may determine), all without liability except to account for property actually received by it, but the Authorized Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to, following the occurrence and during the continuance of an Event of Default, and any such Issuer party hereto agrees to, (i) comply with any instruction received by it from the Authorized Collateral Agent in writing, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) after receipt by an Issuer of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to such Investment Property directly to the Authorized Collateral Agent; provided, however, that the foregoing shall be subject to any additional requirements under foreign law in the case of any Pledged Equity Interests of Foreign Subsidiaries. The Collateral Agent agrees that it shall not send any such instruction unless (A) an Event of Default has occurred and is continuing, (B) such instruction is otherwise in accordance with the terms of this Agreement and (C) the Collateral Agent is acting in the capacity of Authorized Collateral Agent in accordance with (to the extent applicable) to any Applicable Intercreditor Agreement.

6.4 Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Authorized Collateral Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor and written request by the Authorized Collateral Agent, be turned over to the Authorized Collateral Agent substantially in the form received by such Grantor (duly indorsed by such Grantor to the Authorized Collateral Agent, if required). All Proceeds received by the Authorized Collateral Agent hereunder shall be held by the Authorized Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Authorized Collateral Agent in a Collateral Account (or by such Grantor in trust for the Authorized Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. At such intervals as may be mutually agreed upon by the Borrower and the Collateral Agent, or, if and whenever any Event of Default has occurred and is continuing, subject (to the extent applicable) to any Applicable Intercreditor Agreement, the Collateral Agent may apply all or any part of Proceeds constituting Collateral that it receives, whether or not held in any Collateral Account, any Securities Account or any Deposit Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations in the following order (it being understood that any application of such Proceeds constituting Collateral by the Collateral Agent towards the payment of the Secured Obligations shall be made in the following order): first, to unpaid and unreimbursed documented out-of-pocket costs, expenses and fees of the Administrative Agent and the Collateral Agent (including to reimburse ratably any other Secured Parties which have advanced any of the same to the Collateral Agent), second, to the Administrative Agent, for application by it toward payment of all amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amount of the Secured Obligations then due and owing and remaining unpaid to the Secured Parties, and third, to the Administrative Agent, for application by it toward prepayment of the Secured Obligations, pro rata among the Secured Parties according to the amount of the Secured Obligations then held by the Secured Parties. Any balance of such Proceeds remaining after the Secured Obligations (other than Unasserted Contingent Obligations) have been paid in full (except as otherwise agreed by the affected Qualified Counterparties pursuant to the applicable Specified Hedge Agreements) any Specified Hedge Agreements have been cash collateralized or paid in full and all Commitments to extend credit under the Loan Documents have terminated, shall be paid over to the Borrower. For purposes of this Section, to the extent that any Obligation is unmatured, unliquidated or contingent (other than Unasserted Contingent Obligations) at the time any distribution is to be made pursuant to clause second above, the Collateral Agent shall allocate a portion of the amount to be distributed pursuant to such clause for the benefit of the Secured Parties holding such Secured Obligations and shall hold such amounts for the benefit of such Secured Parties until such time as such Secured Obligations become matured, liquidated and/or payable at which time such amounts shall be distributed to the holders of such Secured Obligations to the extent necessary to pay such Secured Obligations in full (with any excess to be distributed in accordance with this Section as if distributed at such time). In making determinations and allocations required by this Section, the Collateral Agent may conclusively rely upon information provided to it by the holder of the relevant Secured Obligations (which, in the case of the immediately preceding sentence shall be a reasonable estimate of the amount of the Secured Obligations) and shall not be required to, or be responsible for, ascertaining the existence of or amount of any Secured Obligations.

6.6 Code and Other Remedies. Subject (to the extent applicable) to any Applicable Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable Law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by this Agreement or required by Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting such costs and expenses as allowed by Section 11.5 of the Credit Agreement, to the payment in whole or in part of the Secured Obligations, in such order as set forth in Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of Law, including Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the bad faith, gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral is required by Law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition.

6.7 Registration Rights.

(a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner; provided that a public sale of the Pledged Stock would have been prohibited by federal or state law. If a public sale is prohibited as described above, the Collateral Agent shall be under no obligation to delay a sale of such Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and to the fullest extent permitted by applicable Law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations.

6.9 Intellectual Property. Subject (to the extent applicable) to any Applicable Intercreditor Agreement:

(a) Upon the occurrence and continuation of an Event of Default, in addition to the rights granted to the Collateral Agent in Section 7.1, the Collateral Agent may declare the entire right, title and interest of each Grantor in and to the Intellectual Property vested in the Collateral Agent for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Parties. At any time after the occurrence and during the continuance of an Event of Default, upon the written request of the Collateral Agent, each Grantor shall use commercially reasonable efforts to make available to the Collateral Agent any personnel in such Grantor’s employ as may be helpful or necessary to the Collateral Agent to continue, directly or indirectly, to produce, advertise, and sell the products and services sold by such Grantor under such Intellectual Property.

(b) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right, but shall in no way be obligated, to file applications for protection of the Intellectual Property included in the Collateral and/or bring suit in the name of any Grantor, the Collateral Agent or the Secured Parties, to enforce the Intellectual Property included in the Collateral. In the event of such suit, each Grantor shall, at the request of the Collateral Agent, use its commercially reasonable efforts to assist in the suit, which may include joinder as a party, and execute such documents as are reasonably requested by the Collateral Agent in aid of such enforcement, and the Grantors shall promptly reimburse and indemnify the Collateral Agent as provided for in Section 11.5 of the Credit Agreement, mutatis mutandis.

(c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license and sublicense (in each case, exercisable without payment of royalties or other compensation to such Grantor) to make, have made, use, sell, copy, distribute, perform, make derivative works, publish, and exploit in any other manner for which an authorization from the owner of such Intellectual Property would be required under applicable Requirements of Law, with rights of sublicense, any of the Intellectual Property included in the Collateral now or hereafter owned by or licensed to such Grantor, wherever the same may be located; provided that (i) the applicable Grantor shall have such rights of quality control and inspection which are reasonably necessary under applicable Requirements of Law to maintain the validity and enforceability of such Trademarks and (ii) any sublicenses duly granted by Collateral Agent under this license grant shall survive in accordance with their terms, notwithstanding the subsequent cure of any Event of Default that gave rise to the exercise of the Collateral Agent’s rights and remedies. The foregoing license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 7. THE COLLATERAL AGENT

7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably appoints the Collateral Agent and any Responsible Officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate actions and to execute any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the

Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or contract of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Sections 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, sign any document which may be required by the PTO or similar registrar in order to effect an assignment of all right, title and interest in any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine (and the relevant Grantor shall execute further documents that the Collateral Agent may reasonably request to transfer ownership of the Intellectual Property and registrations and any pending applications in the United States Copyright Office, PTO, equivalent office in a state of the United States or a foreign jurisdiction or applicable domain name registrar to the Collateral Agent); and (H) generally, take, use, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent in good faith deems reasonably necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless (i) an Event of Default has occurred and is continuing and (ii) the exercise of such rights is permitted any Applicable Intercreditor Agreement then in effect.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c) Section 11.5 of the Credit Agreement is hereby incorporated, mutatis mutandis, for the reimbursement by such Grantor of the expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1.

(d) Each Grantor hereby ratifies all that the Collateral Agent shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until this Agreement is terminated and all security interests created hereby with respect to the Collateral of such Grantor are released.

7.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Collateral Agent only in respect of its own gross negligence or willful misconduct, to the extent required by applicable Law.

7.3 Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdiction within the United States and with any filing offices in such jurisdiction as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.” Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4 Authority, Immunities and Indemnities of Collateral Agent. Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Collateral Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement. By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Collateral Agent, including Section 10 thereof, as fully as if such Secured Party were a Lender. The Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5 Intellectual Property Filings. Each Grantor hereby authorizes the Collateral Agent to execute and/or submit filings with the PTO or United States Copyright Office (or any successor office or any similar office in any state or political subdivision), as applicable, including this Agreement, the Copyright Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement, or other comparable documents, and to take such other actions as may be required under applicable Law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, naming such Grantor, as debtor, and the Collateral Agent, as secured party.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement; provided that no such waiver, amendment, supplement or modification shall require the consent of any Qualified Counterparty except as expressly provided in Section 11.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 of the GCA Disclosure Letter or to such other address as such Grantor may notify the Collateral Agent in writing; provided further that notices to the Collateral Agent shall be addressed as follows, or to such other address as may be hereafter notified by the Collateral Agent:

Deutsche Bank AG New York Branch, as Collateral Agent

60 Wall Street

New York, New York 10005

Attention: Mark Kellam II; Email Address: mark.kellam@db.com

8.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Law.

8.4 Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to (i) pay or reimburse each Secured Party for costs and expenses and to (ii) pay, hold harmless and provide indemnification to the Secured Parties, in each case as provided for in Section 11.5 of the Credit Agreement, mutatis mutandis. This Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void. By accepting the benefits of the Loan Documents, each Qualified Counterparty agrees to be bound by all of the applicable provisions thereof.

8.6 Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time after an Event of Default has occurred and is continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent (other than Unasserted Contingent Obligations), matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document, any Specified Hedge Agreement, any Specified Cash Management Agreement or otherwise, as such Secured Party may elect. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address referred to on Schedule 1 of the GCA Disclosure Letter or on the signature pages of the Credit Agreement, as applicable, or at such other address of which the Borrower and the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14 Additional Grantors; Supplements to the GCA Disclosure Letter.

(a) Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Sections 7.9 and 11.14 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an assumption agreement in the form of Annex I hereto.

(b) The Grantors shall deliver to the Collateral Agent supplements to the Schedules to the GCA Disclosure Letter as necessary to reflect changes thereto arising after the date hereof. Such Supplements shall become part of this Agreement as of the date of delivery to the Collateral Agent.

8.15 Releases.

(a) At such time as the Loans, the Reimbursement Obligations and all other Secured Obligations (other than Unasserted Contingent Obligations and obligations (other than Unasserted Contingent Obligations) under or in respect of Hedge Agreements or Cash Management Agreements) have been paid in full (including, with respect to any Letters of Credit, either the deposit of cash collateral in an amount equal to 105% of the outstanding L/C Obligations or the delivery of a “backstop” Letter of Credit reasonably satisfactory to the applicable Issuing Lender in its sole discretion) and all Commitments to extend credit under the Loan Documents have terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights in and to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to the Collateral Agent and such Grantor) as such Grantor may reasonably request to evidence such termination.

(b) If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by the Credit Agreement or by the Authorized Collateral Agent in accordance with any Applicable Intercreditor Agreement then in effect, then the Lien created pursuant to this Agreement in such Collateral shall be released, without delivery of any instrument or performance of any act by any party, and the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Collateral Agent for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby; provided, that no such release shall occur if such Collateral would continue to secure any Permitted Pari Passu Indebtedness, Incremental Equivalent Debt, Replacement Facility or Junior Financing.

(c) At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement or if such Subsidiary Guarantor is designated an Unrestricted Subsidiary by the Borrower in accordance with the terms of the Credit Agreement, without delivery of any instrument or performance of any act by any party; provided that the Borrower shall have delivered to the Collateral Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Collateral Agent) prior to the date of the proposed release, a written notice of release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents; provided, further, that no such release shall occur if such Subsidiary Guarantor would continue to be a guarantor in respect of any Permitted Pari Passu Indebtedness, Incremental Equivalent Debt, Replacement Facility or Junior Financing.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, in no event shall any Loan Party be required to perfect any pledge under laws other than of the United States or any state thereof and, to the extent that a guarantee by a Subsidiary Guarantor or pledge of any Pledged Equity Interests would result in a deemed dividend inclusion under Section 956 of the Code, (i) such guarantee or (ii) such portion of such pledge that is necessary to avoid such deemed dividend inclusion, in each case, shall be deemed to be void ab initio and rendered ineffective for all purposes of this Agreement and such other Loan Document.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, BY ACCEPTANCE OF THE BENEFITS HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17 Secured Parties. By accepting the benefits of the Collateral, each of the Secured Parties agrees to be bound by the terms of the Loan Documents, including, without limitation, Section 10 of the Credit Agreement.

8.18 Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely, unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under the Credit Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.18, or otherwise under this Agreement or any other Loan Document, voidable under applicable Law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.18 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.18 constitute, and this Section 8.18 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

8.19 Intercreditor Relations. Upon the entry by the Collateral Agent into an Applicable Intercreditor Agreement and for so long as such Applicable Intercreditor Agreement remains in effect, notwithstanding anything herein to the contrary, (a) the Grantors and the Collateral Agent acknowledge that the exercise of certain of the Collateral Agent’s rights and remedies hereunder will be subject to the provisions of such Applicable Intercreditor Agreement and (b) at any time that the Collateral Agent is not the Authorized Collateral Agent, any obligation hereunder to physically deliver any Possessory Collateral to the Collateral Agent shall be deemed satisfied by the delivery to the Authorized Collateral Agent, acting as gratuitous bailee for the Collateral Agent in accordance with the Applicable Intercreditor Agreement. The failure of the Collateral Agent or any other Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of any Applicable Intercreditor Agreement or otherwise) shall not constitute a waiver of any such rights and remedies. In the event of any conflict or inconsistency between the terms of an Applicable Intercreditor Agreement and this Agreement regarding the relative priorities of the Collateral Agent and the other secured party under the Applicable Intercreditor Agreement in the Collateral, the terms of the Applicable Intercreditor Agreement shall govern and control.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

ON SEMICONDUCTOR CORPORATION, a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President and Chief Executive Officer

SCG (CZECH) HOLDING CORPORATION, a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

SCG (MALAYSIA SMP) HOLDING CORPORATION, a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President and Chief Executive Officer

[Signature page to Guarantee and Collateral Agreement]

SENSOR HOLDING CORPORATION, a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

SENSOR INTERMEDIATE HOLDING CORP., a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

TRUESENSE IMAGING, INC., a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

SEMICONDUCTOR COMPONENTS INDUSTRIES OF RHODE ISLAND, INC., a Rhode Island corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President and Chief Executive
Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES INTERNATIONAL OF RHODE ISLAND, INC., a Rhode Island corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President and Chief Executive
Officer

[Signature page to Guarantee and Collateral Agreement]

SEMICONDUCTOR COMPONENTS INDUSTRIES PUERTO RICO, INC., a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

IMAGE SENSOR TECHNOLOGIES RE CORPORATION, a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

AMI ACQUISITION LLC, a Delaware limited liability company

By:	/s/ George H. Cave
Name:	George H. Cave
Title:	Secretary

APTINA (U.S.) INC., a Delaware corporation

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

APTINA, LLC, a Delaware limited liability company

By:	/s/ Keith D. Jackson
Name:	Keith D. Jackson
Title:	President

[Signature page to Guarantee and Collateral Agreement]

Agreed and Accepted:

DEUSTCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

[Signature page to Guarantee and Collateral Agreement]

Annex I to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of [            ], 20[    ], is made by [                    ], a [                    ] (the “Additional Grantor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

RECITALS

A. WHEREAS, ON Semiconductor Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, and Deutsche Bank AG New York Branch, as the Collateral Agent and the Administrative Agent, have entered into a Credit Agreement, dated as of April 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B. WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Restricted Subsidiaries (not including the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of April 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties;

C. WHEREAS, Section 7.9 of the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

D. WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly guarantees the Secured Obligations as set forth in Section 2 thereof, grants the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in the Collateral (as defined in the Guarantee and Collateral Agreement) as collateral security for the complete payment and

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performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations as set forth in Section 3 thereof, and assumes all other obligations and liabilities of a Grantor set forth therein. The information set forth in Annex I-A hereto is hereby added to the information set forth in Schedules [                    ]* of the GCA Disclosure Letter. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects as to such Additional Grantor on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except to the extent made on a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date).

2. Financing Statements. The Additional Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdiction within the United States and with any filing offices in such jurisdiction as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.” The Additional Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

3. Intellectual Property Filings. The Additional Grantor hereby authorizes the Collateral Agent to execute and/or submit filings with the PTO or United States Copyright Office (or any successor office or any similar office in any state or political subdivision), as applicable, including this Agreement, and, if applicable, a Copyright Security Agreement, a Patent Security Agreement, and/or a Trademark Security Agreement, or other comparable documents, and to take such other actions as may be required under applicable Law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by the Additional Grantor hereunder, without the signature of the Additional Grantor, naming the Additional Grantor, as debtor, and the Collateral Agent, as secured party.

4. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 8.1, 8.2, 8.3, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.12, 8.13 AND 8.16 OF THE GUARANTEE AND COLLATERAL AGREEMENT SHALL APPLY WITH LIKE EFFECT TO THIS ASSUMPTION AGREEMENT, AS FULLY AS IF SET FORTH AT LENGTH HEREIN.

*	Refer to each Schedule which needs to be supplemented.

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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Agreed and Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

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Annex II to

Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of April 15, 2016 (the “Agreement”), made by the Grantors parties thereto for the benefit of DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and as Collateral Agent. The undersigned agrees for the benefit of the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By
Title

Address for Notices:

Fax:

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Annex III-A to

Guarantee and Collateral Agreement

[FORM OF COPYRIGHT SECURITY AGREEMENT]

This COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 20[    ] (“Copyright Security Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Copyright Grantors”), is in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Copyright Grantors are party to a Guarantee and Collateral Agreement dated as of April 15, 2016 (the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent pursuant to which the Copyright Grantors are required to execute and deliver this Copyright Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement);

WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, each Copyright Grantor has created in favor of the Collateral Agent a security interest in, and the Collateral Agent has become a secured creditor with respect to, the Copyright Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and the Specified Cash Management Agreements and provide financial accommodation, each Copyright Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Copyright Grantor or in which such Copyright Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a) all Copyrights of such Copyright Grantor, including, without limitation, the registered and applied-for Copyrights of such Copyright Grantor listed on Schedule 1 attached hereto;

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(b) to the extent not covered by clause (a), all Proceeds of any of the foregoing; and

(c) to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights;

provided, that (i) this Copyright Security Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement; and (ii) the security interest granted hereby (x) shall attach at all times to all proceeds of such property, (y) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (z) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and the Copyright Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

Each Copyright Grantor hereby authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A copy of this Copyright Security Agreement signed by all the parties shall be delivered to the Administrative Agent.

[Remainder of This Page Intentionally Left Blank.]

A-III-A-2

IN WITNESS WHEREOF, each Copyright Grantor has caused this COPYRIGHT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Accepted and Agreed:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

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Schedule 1

COPYRIGHTS

Copyright Registrations

Title of Work	Reg. No.	Reg. Date	Owner

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Annex III-B to

Guarantee and Collateral Agreement

[FORM OF PATENT SECURITY AGREEMENT]

This PATENT SECURITY AGREEMENT, dated as of [            ], 20[    ] (“Patent Security Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Patent Grantors”), is in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Patent Grantors are party to a Guarantee and Collateral Agreement dated as of April 15, 2016 (the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent pursuant to which the Patent Grantors are required to execute and deliver this Patent Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement);

WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, each Patent Grantor has created in favor of the Collateral Agent a security interest in, and the Collateral Agent has become a secured creditor with respect to, the Patent Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and the Specified Cash Management Agreements and provide financial accommodation, each Patent Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Patent Grantor or in which such Patent Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a) all Patents of such Patent Grantor, including, without limitation, the registered and applied-for Patents of such Grantor listed on Schedule 1 attached hereto;

A-III-B-1

(b) to the extent not covered by clause (a), all Proceeds of any of the foregoing; and

(c) to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Patents;

provided, that (i) this Patent Security Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement; and (ii) the security interest granted hereby (x) shall attach at all times to all proceeds of such property, (y) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (z) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and the Patent Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

Each Patent Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Patent Security Agreement.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Patent Security Agreement may be executed by one or more of the parties to this Patent Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Patent Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A copy of this Patent Security Agreement signed by all the parties shall be delivered to the Administrative Agent.

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[Remainder of This Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each Patent Grantor has caused this PATENT SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Accepted and Agreed:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

A-III-B-4

Schedule 1

PATENTS

Patent Registrations and Applications

Patent	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner

A-III-B-5

Annex III-C to

Guarantee and Collateral Agreement

[FORM OF TRADEMARK SECURITY AGREEMENT]

This TRADEMARK SECURITY AGREEMENT, dated as of [                    ], (“Trademark Security Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Trademark Grantors”), is in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

W I T N E S S E T H:

WHEREAS, the Trademark Grantors are party to a Guarantee and Collateral Agreement dated as of April 15, 2016 (the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent pursuant to which the Trademark Grantors are required to execute and deliver this Trademark Security Agreement (capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guarantee and Collateral Agreement);

WHEREAS, pursuant to the terms of the Guarantee and Collateral Agreement, each Trademark Grantor has created in favor of the Collateral Agent a security interest in, and the Collateral Agent has become a secured creditor with respect to, the Trademark Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and the Specified Cash Management Agreements and provide financial accommodation, each Trademark Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations:

(a) all Trademarks of such Trademark Grantor, including, without limitation, the registered and applied-for Trademarks of such Grantor listed on Schedule 1 attached hereto;

(b) to the extent not covered by clause (a), all Proceeds of any of the foregoing;

A-III-C-1

(c) to the extent not covered by clause (a), the goodwill of the businesses with which the Trademarks are associated; and

(d) to the extent not covered by clause (a), all causes of action arising prior to or after the date hereof for infringement of any of the Trademarks or unfair competition regarding the same;

provided, that (i) this Trademark Security Agreement shall not constitute a grant of a security interest in any property to the extent that and for as long as such grant of a security interest would be prohibited by the terms of the Guarantee and Collateral Agreement, including, without limitation, any Trademark applications filed on the basis of a Trademark Grantor’s intent-to-use such mark, unless and until evidence of the use of such Trademark in interstate commerce is submitted to the PTO, but only if and to the extent that the granting of a security interest in such application would result in the invalidation of such application; and (ii) the security interest granted hereby (x) shall attach at all times to all proceeds of such property, (y) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist and (z) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with security interest granted to the Collateral Agent pursuant to the Guarantee and Collateral Agreement and the Trademark Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

Each Trademark Grantor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Trademark Security Agreement.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Trademark Security Agreement may be executed by one or more of the parties to this Trademark Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Trademark Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. A copy of this Trademark Security Agreement signed by all the parties shall be delivered to the Administrative Agent.

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[Remainder of This Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each Trademark Grantor has caused this TRADEMARK SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

Accepted and Agreed:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

A-III-C-4

Schedule 1

TRADEMARKS

Trademark Registrations and Applications

Trademark	Reg. No. (App. No.)	Reg. Date (App. Date)	Owner

A-III-C-5

Annex IV to

Guarantee and Collateral Agreement

This PLEDGE SUPPLEMENT, dated as of [            ] 20[    ] (the “Pledge Supplement”), is delivered by [                    ], a [                    ] (the “Grantor”) pursuant to the Guarantee and Collateral Agreement, dated as of April 15, 2016 (as it may be from time to time amended, amended and restated, restated, supplemented, or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among ON SEMICONDUCTOR CORPORATION, a Delaware corporation, the other Grantors named therein and DEUTSCHE BANK AG NEW YORK BRANCH, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Guarantee and Collateral Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Guarantee and Collateral Agreement of, and does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to the GCA Disclosure Letter accurately and completely set forth all additional information required pursuant to the Guarantee and Collateral Agreement and hereby agrees that such Supplements to the GCA Disclosure letter shall constitute part of the Schedules to the GCA Disclosure Letter.

Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdiction in the United States and with any filing offices in such jurisdiction as the Collateral Agent may determine, in its reasonable judgment, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.” Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

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IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

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